EXHIBIT 99.1

RESIGNATION LETTER

February 9, 2018

The Board of Directors

Generation NEXT Franchise Brands, Inc.

2620 Financial Court, Suite 100

San Diego, California 92117

Dear Nicholas Yates:

I hereby tender my resignation as a member of the board of directors of Generation NEXT Franchise Brands, Inc. (the “Company”), effective February 9, 2018.

Please note that my resignation not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors.

Sincerely,

Steven Finley